Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 13, 2019 (this “Amendment”), is entered into among FTD COMPANIES, INC., a Delaware corporation (the “Company”), INTERFLORA BRITISH UNIT, a company incorporated under the Laws of England & Wales (the “UK Borrower”, and together with the Company, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and Bank of America, N.A., in its capacity as the Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Credit Agreement, dated as of July 17, 2013 (as amended or modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as provided herein (the Existing Credit Agreement, as amended hereby, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Consent, Acknowledgement and Reaffirmation. By such Person’s signature below, each of the Loan Parties hereby: (a) acknowledges and consents to this Amendment and the terms and provisions hereof; (b) reaffirms the covenants and agreements contained in each Loan Document to which such Person is party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated hereby; (c) reaffirms that each of the Liens created and granted in or pursuant to the Loan Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations is valid and subsisting, and acknowledges and agrees that this Amendment shall in no manner impair or otherwise adversely affect such Liens, except as explicitly set forth herein; (d) acknowledges that this Amendment is limited to the extent specifically set forth herein and shall not be deemed a waiver of, or a consent to a departure from, any other term, covenant, provision or condition set forth in the Credit Agreement; and (e) confirms that each Loan Document to which such Person is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of this Amendment, all references in such Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean the Credit Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Amendment.

2.             Amendments.

(a)           The following definitions appearing in Section 1.01 of the Existing Credit Agreement are hereby amended to read as follows:

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period (excluding, however, (i) any interest expense not payable in Cash (including amortization of discount, amortization of debt issuance costs and interest paid-in-kind or added to the existing principal amount) and (ii) original issue discount, financing fees, including those paid in connection with the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, redemption premiums and agent fees).

“Consolidated Adjusted EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of:  (a) Consolidated Net Income, plus (b) to the extent included in calculating such Consolidated Net Income:  (i) Consolidated Interest Expense and any amounts paid in respect of or pursuant to Hedge Agreements entered into in connection with Indebtedness of the Company and its Restricted Subsidiaries for protection against fluctuations in interest rates, whether consisting of periodic payments, upfront payments, termination payments or otherwise (other than amounts paid as a result of a breach or default under a Hedge Agreement), (ii) provisions for Taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) any foreign currency translation or transaction losses (including losses related to currency remeasurements of indebtedness), (vi) extraordinary, unusual or non-recurring cash losses, charges or expenses (including, without limitation, expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions (including compensation expense and expense for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms), severance expenses, facility closure expenses, relocation costs and other restructuring charges (but excluding any of the foregoing incurred in connection with the Bloom Acquisition), and charges (including fees, expenses, damages and settlement costs) related to litigation, arbitration, investigations, disputes or similar matters) (it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act of 1933 shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by Company in good faith)), (vii) losses, charges or expenses with respect to litigation, investigations and other legal matters disclosed under the section “Business — Legal Proceedings” in the Registration Statement (or legal matters arising out of the same or similar facts, circumstances or allegations that such litigation, investigations, and other legal matters relate to), not to exceed $10,000,000 in aggregate over the term of this Agreement), (viii) [reserved], (ix) all other non-Cash expenses or losses including, without limitation, non-Cash stock compensation expenses for officers, directors, employees and consultants (other than (A) any such non-Cash expense or charge to the extent it represents an accrual of or reserve for Cash expenditures or charge in any future period and (B) write-downs or reserves of account receivables or inventory), (x) all Equity Related Compensation Payments, (xi) corporate reorganization costs, other than restructuring and other exit costs otherwise described in this definition, associated with the Company’s corporate restructuring and cost savings plan such as financial consulting fees, retention bonuses for key employees, travel expenses related to transition of responsibilities between locations and other similar costs, (xii) (A) any impairment charge or asset write-off or write-down, in each case relating to a long-lived asset or an intangible asset, pursuant to FASB ASC 360 and FASB ASC 350, respectively, or successor or related provisions, (B) the amortization of intangible assets arising pursuant to FASB ASC 805 or successor or related provision, (C) the amortization or write-off deferred financing fees and (D) the amortization of other intangible assets, (xiii) all expenses incurred in connection with the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, in an aggregate amount not to exceed the sum of (A) $6,000,000 plus (B) the full amount of any fees paid or payable to the Lenders in connection with the Sixth Amendment, (xiv) transaction, integration and restructuring fees and expenses incurred in connection with the Bloom Acquisition incurred prior to December 31, 2017 and not exceeding $33,000,000 in the aggregate during the term of this Agreement and (xv) value added taxes in an amount not to exceed $2,000,000 for the four quarter period ended December 31, 2018, minus (c) the following to the extent included in Consolidated Net Income:  (i) extraordinary, unusual or nonrecurring cash gains or income for such period (excluding any proceeds of business interruption insurance), (ii) non-cash gains and income for such period (other than (A) any such gain or income representing a reversal of an accrual or a reserve for any cash charge in any future period to the extent a corresponding cash payment was not made and (B) accruals or other items expected to result in a cash payment in a future period) and (C) any foreign currency translation or transaction gains (including gains related to currency remeasurements of indebtedness).  Consolidated Adjusted EBITDA shall be calculated on a Pro Forma Basis.

“Guarantors” means, collectively, (a) with respect to all Obligations, (i) each Restricted Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto, (ii) to the extent a Joinder Agreement is executed by the UK Borrower in accordance with Section 7.08(a) and Section 7.15, the UK Borrower, and (iii) each Person that joins as a Guarantor pursuant to Section 7.08 or otherwise, (b) with respect to (i) Obligations of the UK Borrower, (ii) Obligations under any Secured Hedge Agreement, (iii) Obligations under any Secured Cash Management Agreement and (iv) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Company, and (c) the successors and permitted assigns of the foregoing (in each case, except to the extent that such Guarantor has been released pursuant to Section 11.11)

(b)           Clause (ii) in the definition of “Excluded Assets” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows: “(ii) [reserved],”

(c)           The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement, dated as of the Seventh Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.

“Seventh Amendment Effective Date” means March 13, 2019.

“Target Date” has the meaning specified in Section 7.14.

(c)           Section 2.05(b)(viii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(viii)        Limited Availability Period.  Each Borrower shall immediately prepay Revolving A Loans, Revolving B Loans and/or Swing Line Loans made to it, and/or the Company shall Cash Collateralize the L/C Obligations, in an aggregate amount as is necessary to cause the sum of the Total Revolving A Outstandings plus the Outstanding Amount of all Revolving B Loans to not exceed the following amounts for the periods set forth therein:

Period	Amount
March 11, 2019 – March 17, 2019	$135,000,000
March 18, 2019 – March 24, 2019	$145,000,000
March 25, 2019 – March 31, 2019	$160,000,000
April 1, 2019 – April 14, 2019	$160,000,000
April 15, 2019 – May 14, 2019	$165,000,000
May 15, 2019 – May 16, 2019	$80,000,000
May 17, 2019 – May 20, 2019	$70,000,000
May 21, 2019 – May 24, 2019	$60,000,000
May 25, 2019 – June 1, 2019	$85,000,000
June 2, 2019 – June 7, 2019	$130,000,000
June 8, 2019 – June 14, 2019	$135,000,000
June 15, 2019 – June 28, 2019	$150,000,000
June 29, 2019 – July 5, 2019	$155,000,000
July 6, 2019 – Maturity Date	$167,500,000

; it being understood that availability in excess of $150,000,000 from and after July 6, 2019 will be subject to the Company’s 13-week cash forecast supporting any borrowing above such level.

(d)           Section 2.07(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)           UK Borrower.  Notwithstanding anything to the contrary herein, the UK Borrower shall be obligated to repay Loans made to the Company, any Letters of Credit issued for the account of the company, and any other Obligations exclusively in its capacity as a Guarantor under Article IV hereof to the extent a Joinder Agreement is executed by the UK Borrower in accordance with Section 7.08(a) and Section 7.15.

(e)           Section 2.09(b)(iv) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(iv)          Unless otherwise waived by the Required Lenders, the Company shall pay to the Administrative Agent, for the ratable account of each Revolving A Lender and Revolving B Lender, in accordance with its Applicable Percentage of the Revolving A Commitments and the Revolving B Commitments, a fee in Dollars equal to (A) the actual daily funded amount of loans under the Revolving A Commitment plus the actual daily funded amount of loans under the Revolving B Commitments minus $100,000,0000 multiplied by (B)  2.50% per annum.  Such fee shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing with the first such date to occur after the Seventh Amendment Effective Date, and ending on the Maturity Date.

(f)            Section 2.16 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.16        [Reserved].

(g)           Section 4.08 of the Existing Credit Agreement is hereby amended by deleting the phrase “(other than the UK Borrower)” in the first sentence thereof.

(h)           Section 7.01(c) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(c)           Year-End Financials:  as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by a Financial Officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (ii) in the case of such consolidated financial statements, a report thereon of Deloitte LLP or other independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified and specifically may not contain a “going concern” explanatory statement, except as provided below, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, however, in addition to the foregoing, with respect to the Fiscal Year ending December 31, 2018, the Company shall provide preliminary drafts of the required year-end financial statements (together with a draft Compliance Certificate calculated using the information therefrom) no later than February 28, 2019; provided, further, that the report of Deloitte LLP with respect to the financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2018 may contain a “going concern” explanatory statement.

(i)            Section 7.08(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           [Reserved.]

(j)            A new Section 7.14 is hereby added to the Existing Credit Agreement to read as follows:

7.14        Consummation of Transactions.

On or before June 1, 2019 (the “Target Date”), the Company shall consummate (i) one or more transactions that would permit the Company and its Subsidiaries to continue as a going concern, which must provide for the repayment in full of the Obligations by no later than the Target Date, or (ii) one or more Asset Sales of the Company consented to by the Required Lenders, with all or substantially all of the Net Cash Proceeds to the Company from such Asset Sale or Asset Sales used to repay the Obligations and permanently reduce the Commitments.

(k)           A new Section 7.15 is hereby added to the Existing Credit Agreement to read as follows:

7.15        Guarantee by UK Borrower.

The Company shall use its best efforts cause the UK Borrower to execute and deliver to the Administrative Agent a Joinder Agreement in accordance with Section 7.08(a) of this Agreement and to take all such further actions and execute such further documents and instruments as may be necessary to cause the UK Borrower to guarantee all Obligations of the Company under the Loan Documents.

(l)            Section 8.06(a) of the Existing Credit Agreement is hereby amended by (i) deleting the ratio “3.90 to 1.0” opposite the March 31, 2019 testing period, (ii) deleting the ratio “3.60 to 1.0” opposite the June 30, 2019 testing period, and (iii) deleting the ratio “4.00 to 1.0” opposite the September 30, 2019 testing period, and inserting “Not tested” in place of each such ratio.

(m)          Section 8.06(b) of the Existing Credit Agreement is hereby amended by (i) deleting the ratio “1.00 to 1.0” opposite the March 31, 2019 testing period, (ii) deleting the ratio “1.15 to 1.0” opposite the June 30, 2019 testing period, and (iii) deleting the ratio “1.20 to 1.0” opposite the September 30, 2019, and inserting “Not tested” in place of each such ratio.

(n)           Section 8.06 of the Existing Credit Agreement is hereby amended by adding a new clause (c) to read as follows:

(c)           Minimum Consolidated Adjusted EBITDA.  The Company shall maintain, as of the end of each period set forth below, Consolidated Adjusted EBITDA of not less than the below amounts for the corresponding periods:

Period	Minimum Consolidated Adjusted EBITDA
February 1, 2019 – March 31, 2019	$10,553,000
February 1, 2019 – April 30, 2019	$9,167,000
March 1, 2019 – May 31, 2019	$21,754,633
April 1, 2019 – June 30, 2019	$19,055,520
May 1, 2019 – July 31, 2019	$17,627,692
June 1, 2019 – August 31, 2019	$(4,549,792)
July 1, 2019 – September 30, 2019	$(4,521,506)

(o)           Section 8.14 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

8.14        Capital Expenditures.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, permit the aggregate amount of Consolidated Capital Expenditures to be greater than the below amounts for the corresponding periods:

Period	Amount
February 1, 2019 – March 31, 2019	$3,363,067
February 1, 2019 – April 30, 2019	$5,093,817
March 1, 2019 – May 31, 2019	$4,697,750
April 1, 2019 – June 30, 2019	$4,595,625
May 1, 2019 – July 31, 2019	$6,539,156
June 1, 2019 – August 31, 2019	$7,984,551
July 1, 2019 – September 30, 2019	$9,180,303

(p)           Section 9.03 of the Existing Credit Agreement is hereby amended by amending and restating the last sentence of the seventh full paragraph thereof to read as follows: “Amounts received from the UK Borrower shall be applied solely to the Obligations of the UK Borrower; provided, that any amounts received from the UK Borrower on account of any guarantee of the Obligations under Article IV shall be applied to the Obligations.

(q)           Section 11.09(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           [Reserved].

3.             Post-Closing Covenant.  On or before April 1, 2019, the Loan Parties shall open such accounts with the Administrative Agent, establish such lockboxes and take such other actions as the Administrative Agent may request to assure that certain cash Collateral and all other collections and proceeds of Collateral, as designated by the Administrative Agent, received by the Company or any other Loan Party are immediately deposited in a collateral account in which the Administrative Agent has a security interest, perfected by control, and when collected are (unless otherwise agreed by the Required Lenders) applied directly to repay the Obligations, and to otherwise permit the Administrative Agent to implement dominion over all such cash Collateral and other collections and proceeds received by the Company or any other Loan Party.

4.             Effectiveness; Conditions Precedent.  This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 4 shall have been satisfied.

(a)           Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of each Borrower, each Guarantor, the Administrative Agent and the Required Lenders.

(b)           Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Borrowers and the Guarantors, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)           Pledge of Foreign Stock and UK Guaranty.  The Administrative Agent shall have received documents, in form and substance satisfactory to the Administrative Agent, providing for a pledge of one hundred percent (100%) of the equity interests of all first-tier Foreign Subsidiaries other than FTD India Private Limited.

(d)           Organization Documents, Resolutions, Etc.  The Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent:

(i)            copies of the Organization Documents of each U.S. Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such U.S. Loan Party to be true and correct as of the date hereof (or a certification that such Organization Documents have not been amended since the Second Amendment Effective Date);

(ii)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each U.S. Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such U.S. Loan Party is a party (or, with respect to incumbency certificates, a certification that the Responsible Officers listed on the incumbency certificates delivered on the Second Amendment Effective Date have not changed);

(iii)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each U.S. Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation; and

(iv)          in relation to the UK Borrower, (A) a copy of a resolution of the board of directors of the UK Borrower (1) approving the terms of, and the transactions contemplated by, this Amendment and resolving that it execute this Amendment, (2) authorizing a specified person or persons to execute this Amendment on its behalf, and (3) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with this Amendment; (B) a certificate of the UK Borrower (signed by a director) confirming that the constitutional documents and resolution of the board of directors of the UK Borrower are correct, complete and in full force and effect as at a date no earlier than the date of this Amendment; and (C) copies of the Organization Documents of the UK Borrower (or a certification that such Organization Documents have not been amended since the Second Amendment Effective Date).

(e)           KYC; Beneficial Ownership Certification.  Upon the reasonable request of any Lender made at least five days prior to the Closing Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act. If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver to the Administrative Agent and the Lenders, a Beneficial Ownership Certification in relation to such Borrower

(f)            Fees.  The Company shall have paid to the Administrative Agent, for its own account and for the account of the Lenders executing this Amendment, as applicable, all fees required to be paid in connection with this Amendment.

5.             Post-Closing Covenants.  Within fourteen days of the effective date of this Amendment, the Administrative Agent shall have received documents, in form and substance satisfactory to the Administrative Agent, providing for a pledge of one hundred percent (100%) of the equity interests of FTD India Private Limited.

6.             Expenses.  The Loan Parties agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the (a) reasonable documented fees and expenses of Moore & Van Allen PLLC, and (b) the reasonable and documented fees and expenses of FTI Consulting, Inc.

7.             Ratification; Acknowledgment.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby.  This Amendment is a Loan Document.

8.             Representations.  Each Loan Party represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           The execution and delivery of this Amendment does not violate, contravene or conflict with any provision of its Organization Documents.

(d)           The Obligations are not subject to any offsets, defenses or counterclaims.

(e)           No Default exists on and as of the date of this Amendment.

(f)            After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date.

(g)           As of the Seventh Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

9.             Lender Representations, Warranties and Covenant.  Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender set forth in Section 10.12 of the Credit Agreement are true and correct as of the date of this

Amendment.  Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in Section 10.12 of the Credit Agreement.

10.          Successors and Assigns; No Third Party Beneficiaries.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No other Person shall have or be entitled to assert rights or benefits under this Amendment.

11.          Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

12.          Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.          Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Amendment or the other Loan Documents.

14.          Release.  In consideration of the agreements of the Administrative Agent and the Required Lenders set forth in this Amendment, the Loan Parties hereby release and forever discharge the Administrative Agent, each L/C Issuer, the Swing Line Lender, the Lenders and the Administrative Agent’s, each L/C Issuer’s, the Swing Line Lender’s and each Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through and including the Seventh Amendment Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any member of the Lender Group.

15.          No Actions, Claims. Each Loan Party represents, warrants, acknowledges and confirms that, as of the date hereof, it has no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any member of the Lender Group arising from any action by such Persons, or failure of such Persons to act, under or in connection with any of the Loan Documents.

16.          Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

17.          GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	FTD COMPANIES, INC.,
a Delaware corporation

	By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President and Chief Financial Officer

UK BORROWER:	INTERFLORA BRITISH UNIT,
a company incorporated under the Laws
of England & Wales

	By:	/s/ Rhys J. Hughes
Name: Rhys J. Hughes
Title: Director

GUARANTORS:	FLORISTS’ TRANSWORLD DELIVERY, INC.,
a Michigan corporation

	By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

FTD GROUP, INC.,
a Delaware corporation

	By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

FTD, INC.,
a Delaware corporation

	By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

FTD.CA, INC.,
a Delaware corporation

	By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

SEVENTH AMENDMENT

FTD COMPANIES, INC.

FTD.COM INC.,
a Florida corporation

By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

PROVIDE COMMERCE, INC.,
a Delaware corporation

By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

PROVIDE CARDS, INC.,
a California corporation

By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

PROVIDE CREATIONS, INC.,
a Delaware corporation

By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

GIFTCO, LLC,
a Delaware limited liability company

By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

FTD MOBILE, INC.,
a Delaware corporation

By:	/s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

SEVENTH AMENDMENT

FTD COMPANIES, INC.

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Mary Lawrence
Name: Mary Lawrence
Title: AVP; Agency Management Officer

SEVENTH AMENDMENT

FTD COMPANIES, INC.

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ John Schuessler
Name: John Schuessler
Title: Senior Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tracie Plummer
Name: Tracie Plummer
Title: Director / Relationship Manager

SEVENTH AMENDMENT

FTD COMPANIES, INC.

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Megan Tripodi
Name: Megan Tripodi
Title: Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

BANK OF MONTREAL,
as a Lender

By:	/s/ Megan Tripodi
Name: Megan Tripodi
Title: Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

COMPASS BANK,
as a Lender

By:	/s/ Jon McCurdy
Name: Jon McCurdy
Title: SVP

SEVENTH AMENDMENT

FTD COMPANIES, INC.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Terry A. Graffis
Name: Terry A. Graffis
Title: Senior Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Fred Schimel
Name: Fred Schimel
Title: Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

MUFG UNION BANK, N.A.,
as a Lender

By:	/s/ Malcolm D. McDuffie
Name: Malcolm D. McDuffie
Title: Director

SEVENTH AMENDMENT

FTD COMPANIES, INC.

REGIONS BANK,
as a Lender

By:	/s/ Arthur E. Cutler
Name: Arthur E. Cutler
Title: Senior Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

FIRST BANK OF HIGHLAND PARK,
as a Lender

By:	/s/ Lynn M. Rosinsky
Name: Lynn M. Rosinsky
Title: Senior Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

AGCOUNTRY FARM CREDIT SERVICES, PCA (f/k/a FCS COMMERCIAL FINANCE GROUP, FOR AGCOUNTRY FARM CREDIT SERVICES, PCA), as a Lender

By:	/s/ Eric Born
Name: Eric Born
Title: Vice President

SEVENTH AMENDMENT

FTD COMPANIES, INC.

COMPEER FINANCIAL, PCA successor to 1st FARM CREDIT SERVICES, PCA, as a Lender

By:	/s/ Kevin Buente
Name: Kevin Buente
Title: Principal Credit Officer

SEVENTH AMENDMENT

FTD COMPANIES, INC.